UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   June 5, 2008
____________________________________________________

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – Completion of Acquisition or Disposition of Assets.

On the 5th day of June we completed the acquisition of 100% of the equity securities of Flotation Technologies, Inc., a Maine corporation, pursuant to the Stock Purchase Agreement entered into April 17, 2008.

The equity interest was acquired from the three individual shareholder members of the same family and related technology was acquired from an entity affiliated with the selling stockholders.  No prior material relationship existed between the selling shareholders and Deep Down, any of our affiliates, or any of our directors or officers, or any associate of any of our officers or directors.

The total consideration paid for the equity is $22,100,000 cash, 1,714,286 shares of common stock and 600,000 incentive common stock purchase options issued to employees of Flotation Technologies with an exercise price of $1.15 per share.  In addition warrants to purchase 200,000 common shares at $0.70 per share were issued to the affiliated entity for acquisition of the related technology.

Flotation Technologies engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation Technologies’ product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, ROV buoyancy, Quick-Loc™ cable floats, Hardball umbilical floats, FLOTECT™ cable and pipeline protection, Inflex polymer bend restrictors, and installation buoyancy of any size and depth rating.

ITEM 3.02 - Unregistered Sales of Equity Securities.

On June 4, 2008, we completed the sale of 57,142,857 shares of common stock for the total consideration of $40 million cash.  A commission equal to 7%, or $2,800,000, and $75,000 to cover the expenses of the placement agent is payable from the proceeds of the offering.  Completion of the private placement was subject to completion of our previously announced $23.3 million acquisition of Flotation Technologies described in Item 2.01 above.

The offering and sale of common stock was made without registration under the Securities Act of 1933 in reliance on the exemption from registration in Section 4(2) of the Act and Rule 506 of Regulation D thereunder.

Item 9.01. - Financial Statements and Exhibits

Exhibits.

99.1 - Press Release dated June 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald E. Smith
Ronald E. Smith, President

Date: June 5, 2008